UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2005

Globix Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 Centre Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

Registrant's telephone number, including area code (212) 334-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report

Globix Corporation

Commission File No. 001-14168

Item 1.01 Entry into Material Definitive Agreements.

On September 16, 2005, the Compensation Committee unanimously approved the hiring of Gene M. Bauer to serve as the company’s Vice President, General Counsel and Secretary. Mr. Bauer will receive a base salary of $200,000 per annum, subject to increases at the discretion of the Compensation Committee and will be eligible to receive a cash bonus of up to 30% of his annual base salary pursuant to the company’s annual incentive compensation plan. The eligibility for and payout of Mr. Bauer’s bonus will be subject to the policies for cash incentive compensation for the performance period extending from July 1, 2005 through December 31, 2006 adopted by the Compensation Committee on September 13, 2005. Mr. Bauer will receive $200 per month in lieu of medical coverage, subject to compliance with any legal restrictions of the company’s benefit plans, will have access to use the company’s apartment free of charge and will be entitled to four weeks’ vacation per year. In the event that Mr. Bauer is required to relocate his primary place of business to a location farther than 60 miles outside of New York City (other than the greater Boston area) or if he is actually or constructively terminated without cause within one year following a change in control (as defined by the company’s 2003 Stock Option Plan), he will receive severance in the amount equal to one year of his base salary.

Additionally, the Compensation Committee unanimously approved to amend its current understanding with Robert M. Dennerlein, the company’s Vice President and Chief Financial Officer, to include a provision that in the event that he is required to relocate his primary place of business to a location farther than 60 miles outside of New York City or if he is actually or constructively terminated without cause within one year following a change in control (as defined by the company’s 2003 Stock Option Plan), he will receive severance in the amount equal to one year of his base salary.

Separately, the Compensation Committee approved a new employment agreement with Peter K. Stevenson, the company's President and Chief Executive Officer, providing for a base salary of $350,000 per annum and an employment term extending through December 31, 2006. The agreement provides for the continuation of salary payments through the end of his employment term in the event that he is terminated from his employment with the company without cause or resigns from the company for good reason before the end of his employment term. In addition, if Mr. Stevenson's employment is terminated without cause or he resigns for good reason, all theretofore unvested stock options held by Mr. Stevenson will immediately vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2005	Globix Corporation

	By:	/s/ Robert M. Dennerlein Name: Robert M. Dennerlein Title: Chief Financial Officer